Exhibit 99.1

Hennessy Capital Acquisition Corp. II Announces Postponement of Special Meeting of Stockholders

HOUSTON, TEXAS – July 21, 2016 /GlobeNewswire/ - Hennessy Capital Acquisition Corp. II (NASDAQ: HCAC, HCACU, HCACW) (“HCAC” or the “Company”) announced that it has indefinitely postponed its special meeting of stockholders (the “Special Meeting”) relating to (and its anticipated closing of) the proposed merger (the “Business Combination”) with USI Senior Holdings, Inc. (“USI”), which was scheduled for July 25, 2016.  Representatives of Trilantic Capital Management L.P. (together with its sponsored funds, “Trilantic North America”) have notified the Company that they have decided not to pursue the previously announced investment by Trilantic North America in HCAC in connection with the Business Combination.  The HCAC Board of Directors and management team remain enthusiastic about the proposed Business Combination with USI and are continuing to assess and explore potential alternatives to finance and consummate the Business Combination.

About Hennessy Capital Acquisition Corp. II

Hennessy Capital Acquisition Corp. II is a blank check company founded by Daniel J. Hennessy for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company's acquisition and value creation strategy is to identify, acquire and, after its initial business combination, build an industrial manufacturing, distribution or services business. For more information about Hennessy Capital Acquisition Corp. II, please visit its website at www.hennessycapllc.com.

Additional Information About the Business Combination and Disclaimer

The Business Combination will be submitted to stockholders of the Company for their consideration. The Company filed with the SEC a definitive proxy statement on June 10, 2016 in connection with the Business Combination and other matters and filed a supplement to the definitive proxy statement (the “Proxy Supplement”) on July 13, 2016 in connection with the Business Combination and other matters. The Company mailed its definitive proxy statement and other relevant documents on June 13, 2016 and mailed the Proxy Supplement and other relevant documents on July 14, 2016 to its stockholders as of the June 6, 2016 record date established for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the definitive proxy statement, the Proxy Supplement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents contain important information about the Company, USI, the Business Combination and other matters. Stockholders may also obtain a copy of the definitive proxy statement and the Proxy Supplement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Hennessy Capital Acquisition Corp. II, Attn: Nicholas A. Petruska, Executive Vice President, Chief Financial Officer and Secretary, 700 Louisiana Street, Suite 900, Houston, Texas, 77002 or by telephone at (713) 300-8242. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the Business Combination. Information regarding the Company’s directors and executive officers and a description of their direct and indirect interests in the Company, by security holdings or otherwise, is contained in the Company’s definitive proxy statement filed by the Company with the SEC on June 10, 2016, as supplemented by the Proxy Supplement filed by the Company with the SEC on July 13, 2016, each of which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements with respect to the benefits of the proposed transaction, the future financial performance of HCAC following the proposed transaction, changes in the market for USI’s services, and expansion plans and opportunities, including future acquisition or additional business combinations are based on current information and expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing HCAC’s views as of any subsequent date, and HCAC does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with USI; (2) the outcome of any legal proceedings that may be instituted against USI or HCAC in connection with the Business Combination and related transactions; (3) the inability to complete the Business Combination and related transactions due to the failure to obtain approval of the stockholders of HCAC, to consummate the anticipated debt financing or to satisfy other conditions to the closing of the Business Combination, including the minimum cash condition under the merger agreement with USI; (4) the ability to obtain or maintain the listing of HCAC’s securities on the NASDAQ Capital Market following the Business Combination; (5) the risk that the Business Combination disrupts the parties’ current plans and operations as a result of the consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably; (7) costs related to the Business Combination and the related transactions; (8) changes in applicable laws or regulations; (9) the possibility that USI or HCAC may be adversely affected by other economic, business, and/or competitive factors; and (10) other risks and uncertainties indicated in the definitive proxy statement filed by HCAC on June 10, 2016, as supplemented by the Proxy Supplement filed by HCAC on July 13, 2016, in connection with the Business Combination, including those under “Risk Factors” and “Update to Risk Factors,” respectively, therein, and other factors identified in HCAC’s prior and future filings with the SEC, available at www.sec.gov.

Contacts:

Solebury Communications Group

Jamie Lillis

+1 (203) 428-3223

jlillis@soleburyir.com

Richard Zubek

+1 (203) 428-3230

rzubek@soleburyir.com

Source: Hennessy Capital Acquisition Corp. II

              HOUSTON, TX